EXHIBIT LIST

          No.                           EXHIBIT

          10.1      Letter of Agreement between Raytheon Company and
                    Daniel P. Burnham.

          10.2      Letter of Agreement between Raytheon Company and
                    Franklyn A. Caine.

          27 Financial Data Schedule (filed only electronically with the Securities and Exchange Commission).